Dated May 14, 2002

Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated May 14, 2002 pertaining to the Alamo Group, Inc. First Amended and Restated 1999 Non-Qualified Stock Option Plan of our report dated March 15, 2002, with respect to the consolidated financial statements of Alamo Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Antonio, Texas
May 14, 2002